Filed Pursuant to Rule 424(b)(7)
Registration No. 333-262190
PROSPECTUS SUPPLEMENT
(To the Prospectus Dated January 14, 2022)

650,647 Shares
This prospectus supplement relates to the offer and resale of up to 650,647 shares (the “Selling Stockholder Shares”) of common stock of Blackbaud, Inc., par value $0.001 per share, by the selling stockholders identified in this prospectus supplement (the “Selling Stockholders”). Such shares of our common stock were issued to the Selling Stockholders in connection with the agreement and plan of merger, dated December 30, 2021, by and among us, EVERFI, Inc. and certain other parties (the “Merger Agreement”).
The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their common stock through public or private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We provide more information about how the Selling Stockholders may sell their common stock in the section of this prospectus supplement entitled “Plan of Distribution.”
We are not offering any common stock for sale under this prospectus supplement.
We will not receive any of the proceeds from the resale of Selling Stockholder Shares. As such, the Selling Stockholders will receive all of the proceeds from the resale of the Selling Stockholder Shares.
Our common stock is listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “BLKB.” On April 1, 2022, the closing sale price of our common stock, as reported on the Nasdaq, was $60.42 per share.
You should carefully read this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein before you invest in our common stock.
Investing in our common stock involves risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-1 of this prospectus supplement and on page 3 of the accompanying prospectus and the “Risk Factors” section contained in the documents incorporated by reference herein before investing in our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 1, 2022

Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any Selling Stockholder Shares, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Information by Reference”), any related free writing prospectus we may file with the SEC and any other information to which we may refer you.
This prospectus supplement and the accompanying prospectus are part of an effective registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement, the accompanying prospectus or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.
Forward-looking statements consist of, among other things, specific and overall impacts of the COVID-19 global pandemic on our financial condition and results of operations and on the markets and communities in which we and our customers and partners operate, trend analyses, statements regarding future events, future financial performance, our anticipated growth, the effect of general economic and market conditions, our business strategy and our plan to build and grow our business, our operating results, our ability to successfully integrate acquired businesses and technologies, the effect of foreign currency exchange rate and interest rate fluctuations on our financial results, the impact of expensing stock-based compensation, the sufficiency of our capital resources, our ability to meet our ongoing debt and obligations as they become due, cybersecurity and data protection risks and related liabilities, and current or potential legal proceedings involving us, all of which are based on current expectations, estimates, and forecasts, and the beliefs and assumptions of our management. Words such as “believes,” “seeks,” “expects,” “may,” “might,” “should,” “intends,” “could,” “would,” “likely,” “will,” “targets,” “plans,” “anticipates,” “aims,” “projects,” “estimates,” or any variations of such words and similar expressions are also intended to identify such forward-looking statements.
These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as well as those discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents referred to or incorporated by reference, the date of those documents.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement, the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K, and any related free writing prospectus before deciding to invest in our common stock.
Our Company
We are the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—we connect and empower organizations and individuals to increase their impact through cloud software, services, data intelligence and expertise. Blackbaud brings over four decades of leadership to this sector: since originally incorporating in New York in 1982 and later reincorporating as a South Carolina corporation in 1991 and as a Delaware corporation in 2004, our tailored portfolio of software and services has grown to support the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility and environmental, social and governance, school management, ticketing, grantmaking, financial management, payment processing and analytics. Our solutions are designed to meet the needs of virtually all types of organizations in the social good community, from major global institutions to small charities to individuals. During 2021, we had nearly 40,000 customers with contractual billing arrangements and nearly 100,000 customers that paid us through transactional fees. Through our customers and our solutions, we support millions of users and connect millions of supporters to over 150,000 organizations and causes in over 100 countries. We are deeply proud to play a part in our customers’ success in their missions to provide healthcare and cure diseases, advance education, preserve and share arts and culture, protect the environment, support those in need and much more.
Corporate Information
Our principal executive office is located at 65 Fairchild Street, Charleston, South Carolina 29492. The telephone number of our principal executive office is (843) 216-6200. We maintain a website at www.blackbaud.com where general information about our business is available. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part hereof or thereof.
S-iv

THE OFFERING
Selling Stockholder Shares
Up to 650,647 shares of our common stock
Common stock outstanding before and after this offering
52,999,841, as of March 31, 2022
Use of proceeds
We will not receive any of the proceeds from the resale of Selling Stockholder Shares. As such, the Selling Stockholders will receive all of the proceeds from the resale of the Selling Stockholder Shares
Risk factors
Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement and on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (which is incorporated by reference herein) to read about factors you should consider before investing in our common stock.
Nasdaq symbol
“BLKB”
S-v

RISK FACTORS
An investment in our common stock involves risk. You should carefully consider the risks and uncertainties included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” on page 3 of the accompanying prospectus and in our most recent Annual Report on Form 10-K (which is incorporated by reference herein), before purchasing Selling Stockholder Shares. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a loss of your investment.
USE OF PROCEEDS
We will not receive any of the proceeds from the resale of Selling Stockholder Shares. As such, the Selling Stockholders will receive all of the proceeds from the resale of the Selling Stockholder Shares. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the Selling Stockholders payable with respect to the sale of shares in connection with this offering.
DESCRIPTION OF SECURITIES BEING OFFERED
The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 14 of the accompanying prospectus.

SELLING STOCKHOLDERS
This prospectus supplement relates to the offer and resale of up to 650,647 Selling Stockholder Shares.
When we refer to “Selling Stockholders” in this prospectus supplement, we mean those persons listed in the table below, as well as their transferees, pledgees, distributees, donees or other successors-in-interest.
Selling Stockholders are persons or entities that, directly or indirectly, have acquired the shares of our common stock pursuant to the Merger Agreement. The registration rights agreement, dated December 31, 2021, by and among us, EVERFI, Inc., the Selling Stockholders and certain other parties (the “Registration Rights Agreement”), provides that the Selling Stockholders have the right to demand that we file a registration statement covering the registration of their registrable securities for resale, subject to certain conditions. In accordance with this obligation, we filed that registration statement of which this prospectus supplement from a part. This prospectus supplement relates to the possible resale by the Selling Stockholders of up to 650,647 Selling Stockholder Shares.
The following table sets forth the number of shares of our common stock beneficially owned by the Selling Stockholders, the number of shares of our common stock that may be offered under this prospectus supplement and the number of shares of our common stock beneficially owned by the Selling Stockholders assuming all of the shares covered hereby are sold. Percentage ownership of our common stock is based on 52,999,841 shares of our common stock outstanding on March 31, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. Thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all of the shares of our common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The number of shares of our common stock in the column “Number of shares being offered by the Selling Stockholders” represents all of the Selling Stockholder Shares that the Selling Stockholders may offer hereunder.
The Selling Stockholders may sell some, all or none of the shares of our common stock that may be offered hereunder. We do not know when the shares of our common stock will be sold by the Selling Stockholders, and the Selling Stockholders may offer the shares of our common stock from time to time.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Blackbaud, Inc., 65 Fairchild Street, Charleston, South Carolina 29492.
The information set forth below is based upon information obtained from the Selling Stockholders and upon information known to us.
	Beneficial ownership before the offering		Number of shares being offered by the Selling Stockholders	Beneficial ownership after the offering(1)
	Number of shares	%	Number of shares	Number of shares	%
Selling Stockholders
KC-EverFi, LLC(2)	99,790	0.188	99,790	—	—
Allen & Company LLC(3)	14,498	0.027	14,498	—	—
SVB Financial Group(4)	6,858	0.013	6,858	—	—
Martin Keck(5)	784	0.001	784	—	—
Other Selling Stockholders (as a group)(6)	528,717	0.998	528,717	—	—
(1)
Assumes that all shares being registered in this prospectus supplement are resold to unaffiliated third parties and that the Selling Stockholders sell all of the shares of our common stock registered under this prospectus supplement held by them or that they may acquire upon conversion of other classes of our common stock held by them.

(2)	Mark Fiddes is the manager of Craft Capital, LLC, which is the managing member of KC-EverFi, LLC. The mailing address is 1717 S Boulder Ave, Suite 400, Tulsa, Oklahoma 74119.

(3)
Allen & Company LLC is a broker-dealer and represented to us that it acquired the shares as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The address of Allen & Company LLC is 711 Fifth Avenue, New York, New York 10022.

(4)
SVB Financial Group is a reporting company listed on the NASDAQ Global Market. Daniel Beck, as chief financial officer, may be deemed to have voting and investment power over the shares. SVB Financial Group is an affiliate of a broker-dealer and represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The address of SVB Financial Group’s headquarters is 3003 Tasman Drive, Santa Clara, California 95054.

(5)
Martin Keck acquired the shares as a personal investment and is an employee of Needham & Company, LLC, a registered broker-dealer. Needham & Company, LLC’s address is 250 Park Avenue, New York, New York 10177.

(6)	Represents shares held by Selling Stockholders not listed above who beneficially own less than 1% of our common stock outstanding prior to this offering.

PLAN OF DISTRIBUTION
We are registering the shares of our common stock to permit the resale of those shares of our common stock from time to time after the date of this prospectus supplement at the discretion of the Selling Stockholders. We will bear all fees and expenses incident to our obligation to register the common stock.
The Selling Stockholders may, from time to time, offer and sell up to 650,647 Selling Stockholders Shares, including by way of an underwritten offering. The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Selling Stockholders Shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the Selling Stockholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Selling Stockholder Shares, such transferees, pledgees, distributees, donees or other successors-in-interest may offer and sell the shares from time to time under this prospectus supplement, provided that this prospectus supplement has been amended under applicable provision of the Securities Act to include the names of such transferees, pledgees, distributees, donees or other successors-in-interest as Selling Stockholders under this prospectus supplement, the accompanying prospectus and such other information as may be necessary or required.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. They may use any one or more of the following methods when disposing of the Selling Stockholder Shares:
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares;
•	short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus supplement is a part;

•	through the distribution of the shares by any Selling Stockholders to its partners, members or shareholders;
•	through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
In connection with the sale of the Selling Stockholder Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Selling Stockholder Shares short and deliver these shares to close out their short positions, or loan or pledge the Selling Stockholder Shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the

Selling Stockholder Shares, which, subject to the amendment or supplement of this prospectus supplement or the registration statement of which this prospectus supplement forms a part to reflect such transaction and any other information necessary or required, such broker-dealer or other financial institution may resell pursuant to this prospectus supplement.
The aggregate proceeds to the Selling Stockholders from the sale of the Selling Stockholder Shares will be the purchase price less any discounts or commissions. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of its Selling Stockholder Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares.
The Selling Stockholders also may resell all or a portion of the Selling Stockholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The Selling Stockholders and any broker-dealers that act in connection with the sale of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any Selling Stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Selling Stockholder Shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the Selling Stockholder Shares to be sold, the names of the Selling Stockholders, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus supplement forms a part.
To comply with the securities laws of some states, if applicable, the Selling Stockholder Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Selling Stockholder Shares in the market and to the activities of the Selling Stockholders and their affiliates. These rules may limit the timing of purchases and sales of the Selling Stockholder Shares by such Selling Stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.
Pursuant to the Registration Rights Agreement, we have agreed to bear all expenses in connection with the registration of the Selling Stockholder Shares. We are not responsible for any selling expenses applicable to the sale of the Selling Stockholder Shares. We have also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus supplement and the registration statement of which it forms a part, including amendments and supplements.
There can be no assurance that any Selling Stockholder will sell any or all of the Selling Stockholder Shares.

LEGAL MATTERS
The validity of the shares of our common stock being offered hereby and certain other legal matters will be passed upon for us by Sidley Austin LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;
•
those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2021 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2022 and February 3, 2022; and
•	the description of our common stock, par value $0.001, set forth in our Form 8-A filed with the SEC on February 20, 2004.
We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.
Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:
Blackbaud, Inc.
65 Fairchild Street
Charleston, South Carolina 29492
(843) 216-6200
Attention: General Counsel

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we are required to file reports and other information relating to our business, financial condition and other matters with the SEC including annual, quarterly and current reports, as well as proxy statements. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus supplement relates. The address of that website is www.sec.gov.
Our website is www.blackbaud.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus supplement is not part of this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

PROSPECTUS

Blackbaud, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Debt Securities

1,324,090 shares of Common Stock
Offered by the Selling Stockholders
From time to time, we may offer shares of our common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and/or debt securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. This prospectus describes the general manner in which those securities may be offered by us using this prospectus. We will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered by us and the offering thereof and may also add, update or change information contained in this prospectus.
In addition, this prospectus relates to the offer and sale from time to time of up to 1,324,090 shares of our common stock (the “Selling Stockholder Shares”) by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted transferees, pledgees, distributees, donees or other successors-in-interest. The selling stockholders or their permitted transferees, pledgees, distributees, donees or other successors-in-interest may sell the shares of our common stock in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares of our common stock in the section of this prospectus titled “Plan of Distribution – Selling Stockholders Plan of Distribution.” We will not receive any of the proceeds from the sale of our common stock by any of the selling stockholders or their permitted transferees, pledgees, distributees, donees or other successors-in-interest. We have paid or will pay the fees and expenses incident to the registration of the shares of our common stock for sale by the selling stockholders. The selling stockholders will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to their sales of shares.
You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “BLKB.” On January 13, 2022, the last reported sales price for our common stock was $72.38 per share. None of the other securities we may offer are currently listed on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.
An investment in our securities involves risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus before investing in our securities.
Common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and/or debt securities may be sold by us, or common stock may be sold by the selling stockholders, to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 14, 2022

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, and the selling stockholders may sell up to 1,324,090 Selling Stockholder Shares from time to time in one or more offerings as described in this prospectus. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We, or the selling stockholders, may also add, update or change in any prospectus supplement any of the information contained in this prospectus. To the extent that there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date, then the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
Neither we nor any agent, selling stockholder, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus. We and any agent, selling stockholder, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement or free writing prospectus, nor from a sale made under this prospectus and any applicable prospectus supplement or free writing prospectus, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or free writing prospectus or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.
In this prospectus, unless the context otherwise requires, the terms “Blackbaud,” the “Company,” “we,” “us,” and “our” refer to Blackbaud, Inc., a Delaware corporation.

THE COMPANY
We are the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—we connect and empower organizations and individuals to increase their impact through cloud software, services, data intelligence and expertise. Blackbaud brings nearly four decades of leadership to this sector: since originally incorporating in New York in 1982 and later reincorporating as a South Carolina corporation in 1991 and as a Delaware corporation in 2004, our tailored portfolio of software and services has grown to support the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Our solutions are designed to meet the needs of virtually all types of organizations in the social good community, from major global institutions to small charities to individuals. We are deeply proud to play a part in our customers’ success in their missions to provide healthcare and cure diseases, advance education, preserve and share arts and culture, protect the environment, support those in need and much more.
On December 31, 2021 and pursuant to the Agreement and Plan of Merger, dated December 30, 2021 by and among us, EverFi, Inc., a Delaware corporation, and the other parties thereto, we acquired EverFi, Inc. for $750 million, on a cash-free, debt-free basis and subject to certain customary adjustments. EverFi, Inc. is an international technology company driving social impact through education to address the most challenging issues affecting society ranging from financial wellness to mental health to workplace conduct and other critical topics.

RISK FACTORS
An investment in our securities involves risk. Please see the risk factors described in “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as any risk factors included in any other filings we have made with the SEC that are incorporated by reference herein or set forth in any applicable prospectus supplement that accompanies this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operations or financial condition. Additional risk factors may be included in an applicable prospectus supplement relating to a particular offering of our securities. These risks could materially affect our business operations, results of operations or financial condition. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.
Forward-looking statements consist of, among other things, trend analyses, statements regarding future events, future financial performance, our anticipated growth, the effect of general economic and market conditions, our business strategy and our plan to build and grow our business, our operating results, impacts of the COVID-19 global pandemic on our financial condition and results of operations and on the markets and communities in which we and our customers and partners operate, our ability to successfully integrate acquired businesses and technologies, the effect of foreign currency exchange rate and interest rate fluctuations on our financial results, the impact of expensing stock-based compensation, the sufficiency of our capital resources, our ability to meet our ongoing debt and obligations as they become due, the adequacy of our data security procedures, cybersecurity and data protection risks and potential legal proceedings involving us and uncertainty regarding existing legal proceedings, all of which are based on current expectations, estimates, and forecasts, and the beliefs and assumptions of our management. Words such as “believes,” “seeks,” “expects,” “may,” “might,” “should,” “intends,” “could,” “would,” “likely,” “will,” “targets,” “plans,” “anticipates,” “aims,” “projects,” “estimates,” or any variations of such words and similar expressions are also intended to identify such forward-looking statements.
These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.
Our website is www.blackbaud.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2021 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 4, 2021, August 6, 2021 and November 4, 2021, respectively;
•	our Current Reports on Form 8-K filed with the SEC on June 11, 2021, September 20, 2021, October 14, 2021 and January 3, 2022; and
•	the description of our common stock, par value $0.001, set forth in our Form 8-A filed with the SEC on February 20, 2004.
We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.
Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:
Blackbaud, Inc.
65 Fairchild Street
Charleston, South Carolina 29492
(843) 216-6200
Attention: General Counsel

USE OF PROCEEDS
Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered by us for general corporate purposes, which may include, but are not limited to, increasing our liquidity, working capital, reducing or refinancing our indebtedness or the indebtedness of one or more of our subsidiaries, funding our operations, financing acquisitions, repurchasing our common stock and redeeming outstanding securities. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.
We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

SELLING STOCKHOLDERS
Pursuant to the Registration Rights Agreement between us, EverFi, Inc., the selling stockholders and certain other parties, certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights include the right to demand an underwritten offering and that we file with the SEC a Form S-3 registration statement covering the registration of their registrable securities for resale, subject to certain conditions. In accordance with this obligation, this prospectus also relates to the possible resale by such holders, who we refer to in this prospectus as the “selling stockholders,” of up to 1,324,090 Selling Stockholders Shares.
The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholders, the number of shares of our common stock that may be offered under this prospectus and the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Percentage ownership of our common stock is based on 1,324,090 shares of our common stock outstanding on January 13, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. Thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all of the shares of our common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of January 13, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The number of shares of our common stock in the column “Number of shares being offered by the selling stockholders” represents all of the shares of our common stock that the selling stockholders may offer hereunder.
The selling stockholders may sell some, all or none of the shares of our common stock that may be offered hereunder. We do not know when the shares of our common stock will be sold by the selling stockholders, and the selling stockholders may offer the shares of our common stock from time to time.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Blackbaud, Inc., 65 Fairchild Street, Charleston, South Carolina 29492.
The information set forth below is based upon information obtained from the selling stockholders and upon information known to us.
	Beneficial ownership before the offering		Number of shares being offered by the selling stockholders	Beneficial ownership after the offering(1)
	Number of shares	%	Number of shares	Number of shares	%
Selling Stockholders
Thomas M. Davidson, Jr. and Elissa Davidson(2)	263,660	0.507	263,660	—	—
Emerson Collective Investments, LLC(3)	213,872	0.411	213,872
Advance/Newhouse Investment Partnership(4)	203,878	0.392	203,878	—	—
WCP Holdings IV, L.P.	124,603	0.240	124,603
Other Selling Stockholders (as a group)(5)	518,077	0.997	518,077	—	—
(1)
Assumes that all shares being registered in this prospectus are resold to unaffiliated third parties and that the selling stockholders sell all of the shares of our common stock registered under this prospectus held by them or that they may acquire upon conversion of other classes of our common stock held by them.

(2)	Thomas M. Davidson, Jr., the Chief Executive Officer and a director of EverFi, Inc., and Elissa Davidson exercise voting control over the shares.
(3)	Laurene Powell Jobs exercises control over the shares held by Emerson Collective Investments, LLC.
(4)	Advance Publications, Inc. is the managing partner of Advance/Newhouse Investment Partnership.
(5)	Represents shares held by selling stockholders not listed above who in aggregate beneficially own less than 1% of our common stock outstanding prior to this offering.

PLAN OF DISTRIBUTION
Our Plan of Distribution
We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, then we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of such underwriter in the prospectus supplement that such underwriter will use to make resale of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in any applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.
The securities we offer under this prospectus may or may not be listed through the Nasdaq Global Select Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:
•	the terms of the offer;
•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
•	the purchase price of the securities from us;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;
•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
•	any public offering price; and
•	other facts material to the transaction.
We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. In such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
Selling Stockholders Plan of Distribution
The selling stockholders may, from time to time, offer and sell up to 1,324,090 Selling Stockholders Shares, including by way of an underwritten offering. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Selling Stockholders Shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Selling Stockholder Shares, such transferees, pledgees, distributees, donees or other successors-in-interest may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under applicable provision of the Securities Act to include the names of such transferees, pledgees, distributees, donees or other successors-in-interest as selling stockholders under this prospectus and such other information as may be necessary or required.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. They may use any one or more of the following methods when disposing of the Selling Stockholder Shares:
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares;
•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•	through the distribution of the shares by any selling stockholders to its partners, members or shareholders;
•	through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
In connection with the sale of the Selling Stockholder Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell the Selling Stockholder Shares short and deliver these shares to close out their short positions, or loan or pledge the Selling Stockholder Shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Selling Stockholder Shares, which, subject to the amendment or supplement of this prospectus or the registration statement of which this prospectus forms a part to reflect such transaction and any other information necessary or required, such broker-dealer or other financial institution may resell pursuant to this registration statement.
The aggregate proceeds to the selling stockholders from the sale of the Selling Stockholder Shares will be the purchase price less any discounts or commissions. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of its Selling Stockholder Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares.
The selling stockholders also may resell all or a portion of the Selling Stockholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any broker-dealers that act in connection with the sale of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Selling Stockholder Shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the Selling Stockholder Shares to be sold, the names of the selling stockholders, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus forms a part.
To comply with the securities laws of some states, if applicable, the Selling Stockholder Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Selling Stockholder Shares in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the Selling Stockholder Shares by such selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.
Pursuant to the registration rights agreement, we have agreed to bear all expenses in connection with the registration of the Selling Stockholder Shares. We are not responsible for any selling expenses applicable to the sale of the Selling Stockholder Shares. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus and the registration statement of which it forms a part, including amendments and supplements.
There can be no assurance that any selling stockholder will sell any or all of the Selling Stockholder Shares.

GENERAL DESCRIPTION OF SECURITIES
We or a selling stockholder may under this prospectus offer common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and/or debt securities, or any combination of the foregoing, either individually or as units consisting of two or more securities.
The following description of the terms of the securities we or a selling stockholder may offer under this prospectus sets forth some general terms and provisions of these securities. The particular terms of securities offered by us or a selling stockholder under this prospectus and the extent, if any, to which the general terms set forth in this prospectus do not apply to those securities will be described in one or more prospectus supplements. In addition, if we offer two or more securities as units, then the terms of the units will be described in one or more prospectus supplements. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”). You should read the full text of our certificate of incorporation and bylaws, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
References in this section to “we,” “us” and “our” refer to Blackbaud, Inc. and not to any of its subsidiaries.
General
Under our certificate of incorporation, we have authority to issue (i) 180,000,000 shares of our common stock, par value $0.001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share. As of January 13, 2022, we had 51,983,680 shares of our common stock outstanding, and no shares of preferred stock issued.
Common Stock
Voting Rights
Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. In an uncontested election of directors, director nominees shall be elected by the affirmative vote of a majority of votes present and entitled to vote thereon. A plurality voting standard will apply when the number of director nominees exceeds the number of directors to be elected. Holders of common stock do not have cumulative voting rights.
Dividend Rights
Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive, such dividends and distributions, if any, as may be lawfully declared from time to time by our board of directors. There may be additional contractual restrictions on our ability to pay dividends, including such restrictions as may be set forth in our credit facilities and other financing agreements.
Other Rights
Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock will be entitled to receive the net assets available for distribution to stockholders, ratably in proportion to the number of shares of our common stock held by them, subject to the rights of the holders of any series of preferred stock.
Listing
Our common stock is authorized for listing on the Nasdaq Global Select Market under the symbol “BLKB.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.
Preferred Stock
Our board of directors has the authority, without stockholder approval, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:
•	the designation of the series;
•	the number of shares constituting the series;
•	dividend rights;
•	conversion or exchange rights; and

•	the terms of redemption and liquidation preferences.
Anti-Takeover Effects of Provisions of the DGCL, Our Certificate of Incorporation and Bylaws
The DGCL and our certificate of incorporation and bylaws contain provisions that may delay, deter, prevent or render more difficult a takeover attempt that our stockholders might consider to be in their best interests. Even in the absence of a takeover attempt, these provisions may also adversely affect the prevailing market price for our common stock if they are viewed as limiting the liquidity of our common stock or discouraging takeover attempts in the future.
Authorized but Unissued Common and Preferred Stock
The existence of authorized and unissued common and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell common stock they own at prices higher than prevailing market prices.
Board of Directors
Our certificate of incorporate provides that our board of directors is divided into three classes, designated Class A, Class B and Class C. Each class contains an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. The term of initial Class C directors shall terminate on the date of the 2022 annual meeting. The term of the initial Class A directors shall terminate on the date of the 2023 annual meeting. The term of the initial Class B directors shall terminate on the date of the 2024 annual meeting.
In addition, our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, a director may be removed from office by the stockholders with or without cause.
Stockholder Action
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be taken without a meeting, without prior notice and without a vote, upon written consent of our stockholders entitled to vote having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares were present and voted.
Our bylaws also provide that, except as required by law and subject to the rights of any holders of preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by the president, chief executive officer or our board of directors. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Requirements for Nominations of Directors or Other Stockholder Proposals
Our bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual meeting (other than a matter brought under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. In the case of an annual meeting, to be timely, a stockholder’s notice must be delivered to our corporate secretary, not less than 90 days nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. However, if either (i) the annual meeting is called for a date that is more than 30 days before or more than 60 days after that anniversary date or (ii) no annual meeting was held in the preceding year, then notice by the stockholder, to be timely, must be received by our corporate secretary no more than 120 days prior to such annual meeting nor less than the later of (A) 90 days prior to such annual meeting and (B) 10 days after the earlier of (1) the day on which notice of the date of the meeting was mailed or (2) the day on which public disclosure of the date of the meeting was made. In the case of a special meeting, to be timely, a stockholder’s notice must be delivered to our corporate secretary no more than 10 days after the earlier of (A) the day on which notice of the date of the special meeting was mailed or (B) the day on which public disclosure of the date of the special meeting was made.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting and the beneficial owners, if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made (collectively, the “Proposing Persons”), including:
•	the name and address of the stockholder giving the notice and the names and addresses of the other Proposing Persons, if any;
•	information as to the ownership by the Proposing Persons of our capital stock;
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a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Persons for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of our capital stock;

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a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominees), pertaining to the nominations or other business proposals and identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposals; and

•	such other information as required under our bylaws.
As to each person whom the stockholder proposes to nominate for election as a director, the notice shall include, among other information, the following:
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all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

•	the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
•	such other information as required under our bylaws.
As to any other business that the stockholder proposes to bring before the meeting, the notice shall include, among other information, the following:
•	a brief description of the business desired to be brought before the meeting;
•	the reasons for conducting such business at the meeting; and
•	any material interest in such business of the Proposing Person.
Limitation of Liability and Indemnification Matters
Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under our certificate of incorporation and the DGCL as it now reads, such limitation of liability is not permitted:
•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our certificate of incorporation provides that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of us, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, will be indemnified by us against all expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on behalf of such person in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our certificate of incorporation also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or affect the rights of any director or officer of us under our certificate of incorporation in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to grant indemnification rights to our other employees or agents or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth above. Additionally, our certificate of incorporation authorizes us to maintain insurance on behalf of any person who is an officer, director, employee or agent of us or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Delaware Business Combination Statute
Our certificate of incorporation does not exempt us from the application of Section 203 of the DGCL. Section 203 of the DGCL provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation from the corporation, with the corporation for a three-year period following the time that such stockholder became an interested stockholder unless:
•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

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at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203 of the DGCL, an interested stockholder is defined to include:
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any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant deposit agreement and depositary receipts, which will be filed with the SEC. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in any applicable prospectus supplement.
An applicable prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of our common stock, preferred stock or debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants; and
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
The description in an applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant warrant agreements, which will be filed with the SEC.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.
The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement to which this prospectus relates. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the debt securities and the indenture. The descriptions set forth in this prospectus do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary set forth in this prospectus or contained in any applicable prospectus supplement, defines your rights as a holder of the debt securities. Whenever we refer to particular sections of or defined terms in the indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
As used in this description of debt securities, “we,” “our,” “us,” “Blackbaud” and the “Company” refer solely to Blackbaud, Inc. and not to any of our subsidiaries.
General
We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:
•	the designation and the aggregate principal amount of the debt securities of the series;
•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, any specific subordination provisions applicable thereto;
•	whether the debt securities will be convertible into or exchangeable for our common stock, preferred shares or other securities and the terms and conditions governing such exchange or conversion;
•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;
•	the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;
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the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which that interest shall accrue, the interest payment dates on which that interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	if other than U.S. dollars, the currency of the debt securities of the series and the currency in which payments on the debt securities of the series shall be payable;
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if applicable, the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

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if applicable, our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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any events of default, if different from the existing events of default under the indenture described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under an indenture;
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any addition to, or modification of, any covenants set forth in the indenture with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series.
When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.
Unless otherwise specified in any applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully-registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”).
The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. In addition, the indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.
We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen that series of debt securities and issue additional debt securities of that series having the same ranking and the same interest rate, maturity and other terms as the debt securities of that series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which those additional debt securities would be a part.
The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the continental United States where we will pay the principal of, and any premium and interest on, the debt securities, and you may present the debt securities for registration of transfer and exchange. We have designated the corporate trust office of the trustee for this purpose.
Ranking
Unless otherwise specified in any applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to that series of debt securities. Each series of debt securities that is unsecured will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness and will be effectively subordinated in right of payment to all existing and future indebtedness of our subsidiaries, which our separate legal entities from us and have no obligation to pay any amounts due pursuant to the debt securities or make funds available for such purpose.
Certain Covenants
Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in an applicable prospectus supplement. However, the indenture does not significantly limit our operations. In particular, the indenture will not:
•	limit the amount or frequency of dividends that we can pay;

•	limit the amount of debt securities that we may issue from time to time;
•	limit the number of series of debt securities that we may issue from time to time;
•	limit or otherwise restrict the amount of indebtedness which we or our subsidiaries may incur; or
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contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly-leveraged transactions or similar transactions involving us or our subsidiaries.

Consolidation, Merger and Sale of Assets
The indenture will provide that we will not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:
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either we are the continuing person or the successor person is a corporation, limited liability company or other entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia that pursuant to a supplemental indenture to the indenture expressly assumes all of our obligations under the indenture and the debt securities issued and outstanding thereunder; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the indenture and the debt securities issued and outstanding thereunder;

•	immediately after that merger or consolidation, or that sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and
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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the merger, consolidation, sale, conveyance, transfer or other disposition and that supplemental indenture (if any) comply with the indenture and, with respect to such opinion of counsel, that such supplemental indenture (if any) is the legal, valid and binding obligation of such successor person.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for us, with the same effect as if it or they had been named in the indenture as us and we shall be relieved of any further obligations under the indenture and under the debt securities issued and outstanding thereunder and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.
Reports
Under the indenture, we will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and other reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time those documents are filed via the EDGAR system or that successor procedure. Delivery of those reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indenture (as to which the trustee is entitled to officers’ certificates).
Events of Default
Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:
•	default in the payment of any installment of interest on that series of debt securities when due and payable, and the continuance of that default for 30 days;
•	default in the payment of the principal of, or any premium on, that series of debt securities when due and payable (whether at maturity, upon redemption or otherwise);

•
failure to observe or perform any other covenants or agreements in the indenture in respect of the debt securities of that series, which failure continues for 90 days after written notice to us, requiring us to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of that series of debt securities as provided in the indenture;

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(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $100 million or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

•	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us.
If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us occurs with respect to a series of debt securities, the principal amount of all outstanding debt securities of that series will become due and payable immediately, without further action or notice on the part of the holders of the debt securities of that series or the trustee.
If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon any such declaration, the principal amount of that series of debt securities will become immediately due and payable.
However, at any time after a declaration declaring the principal amount of a series of debt securities to be due and payable immediately has been made or any series of debt securities shall have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series of debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee security or indemnity satisfactory to the trustee in its reasonable judgment. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.
Notice of Default
The trustee will, within 90 days after a responsible officer of the trustee obtains actual knowledge of the occurrence of a default with respect to a series of debt securities, send to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines that withholding of such notices to be in the interests of the holders.
We will furnish the trustee with an annual certification as to our compliance with the conditions and covenants in the indenture.
Legal Proceedings and Enforcement of Right of Payment
You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities you hold. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered to the trustee such indemnity as it may require in its reasonable judgment, to institute that proceeding as trustee, and, within 90 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, and any premium or interest on, the debt securities you hold at the place, time, rates and in the currency expressed in the indenture and the debt securities you hold and to institute a suit for the enforcement of that payment.
Modification of Indenture
We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities issued thereunder with the consent of holders of a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment to:
•	change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;
•
in the case of any series of subordinated debt securities, modify the subordination provisions of that series of subordinated debt securities in a manner materially adverse to the holders of that series of subordinated debt securities;

•	adversely affect the right of any holder of the debt securities to convert or exchange any debt security into or for our common stock or other securities in accordance with the terms of such security;
•	reduce the rate of or extend the time for payment of interest, if any, on any debt security or alter the manner of calculation of interest payable on any debt security;
•	reduce the principal amount or premium, if any, on any debt security;
•	make the principal of, and any premium or interest on, any debt security payable in a different currency;
•
reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	change any place of payment where the debt securities or interest thereon is payable;
•	modify the interest rate reset provision of any debt security;
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impair the right of any holder of the debt securities to receive payment of the principal of, and any premium or interest on, any debt securities on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•
modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of that series, and the holders of other series of debt securities shall not have any voting rights with respect to those matters as they relate to the debt securities of that series.

In addition, we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:
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to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “—Consolidation, Merger and Sale of Assets” in this prospectus, and that the successor or successors assume our covenants, agreements and obligations in the indenture and in the debt securities issued thereunder;

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to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of those debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to establish the forms or terms of debt securities of any series;
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to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus or any applicable prospectus supplement or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of that series of debt securities;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indentures under the Trust Indenture Act as then in effect;
•	to provide for the issuance of additional debt securities of any series;
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to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and those debt securities, and to make all appropriate changes to the indenture for that purpose;

•
to add to, change or eliminate any of the provisions of the supplemental indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indentures or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indentures are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and
•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.
Defeasance of Indenture
We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described under “—Certain Covenants” in this prospectus and under such other covenants for that series as may be established in the future in accordance with the terms of the indenture and to provide that any event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute an event of default under the indenture with respect to that series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of that series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities issued thereunder, other than (i) your right to receive, solely from the trust fund described below, payment of the principal of and each installment, if any, of principal of and interest on, the outstanding debt of such series on the stated maturity of such principal or installment of principal or interest due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain registrars and paying agents in respect of the debt securities, to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the indenture.
Original Issue Discount Securities
Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to those debt securities will be described in an applicable prospectus supplement.
Indexed Securities
If the amount of payments of principal of, and any premium or interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to those debt securities and that index or formula and securities or commodities will be described in an applicable prospectus supplement.
Foreign Currencies
If the principal of, and any premium or interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to those debt securities and that currency will be described in an applicable prospectus supplement.
Satisfaction and Discharge
The indenture will generally cease to be of any further effect with respect to any series of debt securities issued thereunder, if:
•
either (i) we have delivered to the trustee for cancellation all outstanding debt securities of that series (with certain limited exceptions), or (ii) all of the outstanding debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of that series; and

•	if, in either case, we also pay or cause to be paid all other sums then payable under the indenture by us.

Subject to applicable law, any monies and U.S. government obligations deposited with the trustee for payment of principal of, and any premium or interest on, the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of that series for two years after the date upon which the principal of, and any premium or interest on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holders of the debt securities of that series may look only to us for payment thereof.
Miscellaneous Provisions
The indenture will provide that certain debt securities, including those debt securities owned by us or any other obligor of the applicable debt securities or any person directly or indirectly controlled by or under direct or indirect common control with us or any other obligor of the applicable debt securities, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities of a particular series have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes, except that, in determining whether the trustee shall be protected in relying on any request, demand, authorization, direction, notice, consent, waiver or other action, only securities that a responsible officer of the trustee has actual knowledge to be so owned shall be so disregarded.
We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.
Resignation and Removal of a Trustee
The trustee may resign under the indenture at any time by giving written notice thereof to us. Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series issued and outstanding under the indenture.
No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.
Governing Law
The indenture and any debt securities issued under the indenture, and any claim, controversy or dispute arising under or related to the indenture and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.
Book-Entry System
Unless otherwise indicated in an applicable prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the debt securities. Unless otherwise indicated in an applicable prospectus supplement, each series of debt securities will be issued as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of each series of the debt securities, will be issued with respect to each series of the debt securities and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities so long as the debt securities are represented by global security certificates.
Investors may elect to hold interests in the global debt securities through either DTC in the United States or Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).
The information in this section concerning the depositary, its book-entry system, Clearstream and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.
DTC
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
The Euroclear System
The Euroclear System has advised us that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants. Distributions with respect to each series of debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.
Definitive Certificate Form
We will issue debt securities in definitive certificated form in exchange for global securities if:
•
the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the applicable series of debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act, and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of that failure to be registered;

•
we determine at any time that the applicable series of debt securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•
any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the applicable series of debt securities, and that exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under that series of debt securities.

Any global debt security, or portion thereof, that is exchangeable pursuant to the foregoing paragraph will be exchangeable for debt security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•	will not be entitled to have the debt securities represented by these global security certificates registered in their names; and
•	will not be considered to be owners or holders of the global security certificates or any debt securities represented by these certificates for any purpose under the debt securities or the indenture.
All payments on the debt securities represented by the global security certificates and all transfers and deliveries of related debt securities will be made to the depositary or its nominee, as the case may be, as the holder of the debt securities.
Global Security Certificates
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee in any of its capacities will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
Although the depositary has agreed to the foregoing procedures to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
Global Clearance and Settlement Procedures
Unless otherwise indicated in an applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates (the “Stock Purchase Contracts”). The price per share of shares of our common stock or preferred stock and number of shares of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa, and such payments may be unsecured or prefunded on some basis.
An applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material federal income tax considerations applicable to the Stock Purchase Units, and the Stock Purchase Contracts will also be discussed in an applicable prospectus supplement.

LEGAL MATTERS
Sidley Austin LLP, New York, New York, will issue an opinion about certain legal matters with respect to the securities. Any underwriters, selling stockholders or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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COMMON STOCK
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April 1, 2022